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            EXHIBIT 5.0    OPINION OF MULDOON, MURPHY & FAUCETTE LLP




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            [MULDOON, MURPHY & FAUCETTE LLP LETTERHEAD APPEARS HERE]





                                December 30, 1999



Board of Directors
American Financial Holdings, Inc.
102 West Main Street
New Britain, Connecticut 06051

      Re:   American Savings Bank Stock-Based Deferred Compensation Plan

Ladies and Gentlemen:

      We have acted as counsel for American Financial Holdings, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 of 200,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), to be issued under the American Savings Bank Stock-Based Deferred Compensation Plan (the "Plan").

      As such counsel, we have made such legal and factual examinations and inquires as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.



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Board of Directors
American Financial Holdings, Inc.
December 30, 1999
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      Based on the foregoing and limited in all respects to Delaware law and the facts as they exist on the date hereof, it is our opinion that the Shares reserved under the Plan have been duly authorized and, upon the issuance of the Shares in the manner described in the Plan, will be validly issued, fully paid and nonassessable.

      The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:


      (a) Subsections C.3 and C.6 of Article FOURTH which grant the Board the authority to construe and apply the provisions of that Article and subsection C.4 or Article FOURTH, to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

      (b) Article NINTH which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

      We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedule) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation to the financial statements or schedules or the other financial information or data included therein.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be filed with or furnished to any governmental agency (other than the Securities and Exchange



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Board of Directors
American Financial Holdings, Inc.
December 30, 1999
Page 3


Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's Registration Statement on Form S-8.

                                    Very truly yours,


                                    /s/   MULDOON, MURPHY & FAUCETTE LLP
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                                    MULDOON, MURPHY & FAUCETTE LLP